Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Alpine Income Property Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)(7) (8)		Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock(3)	457	(o)		(1)		(2)		(2)	0.0001102
Fees to Be Paid	Equity	Preferred Stock(3)	457	(o)		(1)		(2)		(2)	0.0001102
Fees to Be Paid	Debt	Debt Securities(4)	457	(o)		(1)		(2)		(2)	0.0001102
Fees to Be Paid	Other	Rights(3)	457	(o)		(1)		(2)		(2)	0.0001102
Fees to Be Paid	Other	Warrants(5)	457	(o)		(1)		(2)		(2)	0.0001102
Fees to Be Paid	Other	Units(6)	457	(o)		(1)		(2)		(2)	0.0001102
Fees to Be Paid	Unallocated (Universal) Shelf	-	457	(o)	N/A		Unallocated (Universal) Shelf		$350,000,000		0.0001102	$38,570.00
Fees Previously Paid	-	-	-		-		-		-		-	-
Carry Forward Securities
Carry Forward Securities	-	-	-			-		-	-		-	-			-	-	-	-
Total Offering Amounts									$350,000,000		0.0001102	$38,570.00
Total Fees Previously Paid												$-
Total Fee Offsets												$25,045.49	(9)
Net Fee Due												$13,524.51	(9)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-		-	-	-	-	-
Rule 457(p)
Fee Offset Claims	Alpine Income Property Trust, Inc.	S-3	333-251057	December 1, 2020	-	$25,045.49	(9)	(9)	(9)	(9)	$229,564,485	-
Fee Offset Sources	Alpine Income Property Trust, Inc.	S-3	333-251057	-	December 1, 2020	-		-	-	-	-	$25,045.49

(1)	Subject to Note 8 below, includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or rights to purchase shares of common stock as may be sold, from time to time separately or as units in combination with other securities registered hereunder.
(4)	Subject to Note 8 below, with respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $350,000,000.
(5)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.
(6)	Subject to Note 8 below, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.
(7)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.
(8)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $350,000,000.
(9)	The Registrant previously registered $350,000,000 in aggregate offering price of its common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, warrants, rights and units pursuant to the Registration Statement on Form S-3 (No. 333-251057) filed with the SEC on December 1, 2020 and declared effective on December 11, 2020 (the “2020 Registration Statement”), $229,564,485 of which remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $25,045.49, which represents a portion of the registration fee relating to the Unsold Securities previously paid in connection with the 2020 Registration Statement (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). A filing fee of $13,524.51 with respect to the newly registered securities hereunder, which represents the total registration fee adjusted for the total fee offset with respect to the Unsold Securities, is being paid herewith. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement is terminated as of the filing of this registration statement.